UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 4, 2007

PAIVIS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	00030074	86-0871787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#400 - 3475 Lenox Road, Atlanta Georgia 30326
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404-601-2885)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On October 4, 2007, Paivis, Corp., a Nevada corporation (“PAIVIS”), entered into a definitive Acquisition and Exchange Agreement  (the “Acquisition Agreement”) amongst PAIVIS, Aventra Communications, Ltd ., a wholly owned subsidiary of PAIVIS (“Sub”), and Detroit Phone Cards, Inc., a Michigan corporation (“DPC”).

The Acquisition Agreement provides that upon the terms and subject to the conditions set forth in the Acquisition Agreement, PAIVIS will include but not be limited to the following:

DPC will to sell to Sub and Sub will purchase from DPC one hundred percent (100%) of the Assets recorded on the Consolidated Balance Sheet of DPC as at September 30,2007  (the “Assets”) upon the terms and conditions of the Acquisition Agreement.

In exchange for the transfer of such Assets by the DPC Shareholders, PAIVIS shall:
a)
issue to the DPC Shareholders, Preferred Series D shares (the “Preferred Shares” or “the Initial Shares”) equal to $3,750,000.The preferential provisions (the “Provisions”) of the Preferred Shares will be defined at or before Closing and;

b)	pay to the DPC Shareholders an aggregate of $2,250,000 in cash, and;
c)	pay to the DPC Shareholders $500,000 upon reaching operational milestones (the “Milestones”) related to Get Mobile Inc. a subsidiary of DPC , to be defined at or before Closing, and
d)	the Preferred Shares will have piggy back registration rights. The Piggy Back Registration Rights Agreement shall be delivered and executed at or before Closing; and
e)	payment of the Federal Excise Tax Refund as described in Section 3.02 herein to the shareholders of DPC (the “Refund”),

At the Closing, one hundred percent  (100%) of the Assets recorded on the Consolidated Balance Sheet of  DPC as at September 30, 2007 will be transferred to SUB. Upon consummation of the transaction contemplated herein, assuming participation by all of the DPC Shareholders, all of the Assets of DPC shall be held by Sub.

The consummation of the Acquisition Agreement is subject to certain conditions, including the following Conditions Precedent in the Acquisition Agreement:
(1)  Mutual completion of legal and financial due diligence to the satisfaction of Paivis and DPC, including disclosure of all pending material agreements, contracts and liabilities.
(2)   No material adverse change existing or pending.
(3)  DPC providing consolidated audited financial statements for two years ending December 31, 2006 and consolidated unaudited financial statements for the period ended September 30, 2007.
(4)  Get Mobile, Inc will be at Closing be a wholly owned subsidiary of DFC.

The parties to the Acquisition Agreement have agreed to use their best efforts to consummate the transactions by October 31, 2007, or as soon thereafter as practicable (in any event, the “Closing Date”). There can be no assurances that the Acquisition Agreement will be effected under the terms of the Acquisition Agreement or at all.

A copy of the Acquisition Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated by reference herein. The foregoing summary of the Acquisition Agreement is qualified by the Acquisition Agreement in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

During September, 2007, the board of directors approved the issuance of 2,306,969 shares of Series A Convertible Preferred Stock from the conversion of  $1,066,973 in indebtedness owing to the debt holders by the Registrant. The shares are to be issued to 14 debtholders. The preferred shares will be issued as restricted securities and are exempt from registration under §5 of the Securities Act of 1933, as the issuances are deemed exempt from registration under §3(a)(9), §4(1) and 4(2) of the Securities Act of 1933

During September 2007, the board of directors approved the issuance of 46,139,374 shares of common stock from the conversion of 2,309,969 Series A Convertible Preferred Shares. The shares are to be issued to 14 shareholders. The common shares will be issued as restricted securities and are exempt from registration under §5 of the Securities Act of 1933, as the issuances are deemed exempt from registration under §3(a)(9), §4(1) and 4(2) of the Securities Act of 1933

Item 7.01    Regulation FD Disclosure.

The information set forth under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

2.1	Acquisition and Exchange Agreement dated October 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIVIS, CORP.
Dated: October 5, 2007	A

	By:	/s/ Edwin Kwong
_______________________________ Edwin Kwong, Interim President and Interim CEO
Pr